Exhibit 99.3

Wesco Aircraft Holdings Announces

Retirement of Chief Financial Officer

VALENCIA, Calif., November 20, 2014 — Wesco Aircraft Holdings, Inc. (NYSE: WAIR), a leading provider of comprehensive supply chain management services to the global aerospace industry, today announced that Gregory A. Hann, executive vice president and chief financial officer, has informed the company’s board of directors of his intention to retire, effective March 31, 2015.

To ensure an orderly transition, Mr. Hann will continue to serve as Wesco Aircraft’s chief financial officer until a replacement can be found, and will remain an employee of the company until March 31, 2015. Thereafter, Mr. Hann will serve as a consultant to the company for one year. Wesco Aircraft has retained a leading executive search firm to conduct a nationwide search to assist with the placement of a new chief financial officer.

Mr. Hann has served as executive vice president and chief financial officer since joining Wesco Aircraft in 2009. During his tenure as chief financial officer, net sales more than doubled to $1.4 billion. Wesco Aircraft also completed the acquisition of Haas Group in fiscal 2014, the largest acquisition in the company’s history.

Randy Snyder, chairman and chief executive officer, said, “On behalf of the board and myself, I want to thank Greg for his years of outstanding service to Wesco Aircraft. He has provided financial leadership through our initial public offering, several debt refinancing transactions and strategic acquisitions, including our recent acquisition of Haas Group. Greg has been a valuable member of the Wesco Aircraft leadership team and leaves the company in a strong financial position. We wish Greg and his family all the best as he transitions into retirement.”

About Wesco Aircraft

Wesco Aircraft is one of the world’s largest distributors and providers of comprehensive supply chain management services to the global aerospace industry. The company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management. The company believes it offers one of the world’s broadest inventory of aerospace products, comprised of more than 575,000 active stock keeping units, including hardware, bearings, tools, electronic components, machined parts and chemicals. Wesco Aircraft has more than 2,700 employees across 83 locations in 19 countries.

To learn more about Wesco Aircraft, visit our website at www.wescoair.com. Follow Wesco Aircraft on LinkedIn at https://www.linkedin.com/company/wesco-aircraft-corp.

Forward Looking Statements

This press release contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Wesco Aircraft Holdings, Inc. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management, as well as assumptions made by, and information currently available to, management. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the company’s control. Therefore, readers should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include: general economic and industry conditions; conditions in the credit markets; changes in military spending; risks unique to suppliers of equipment and services to the U.S. government; risks associated with the company’s long-term, fixed-price agreements that have no guarantee of future sales volumes; risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers or the delay, scaling back or elimination of significant programs on which the company relies; the company’s ability to effectively manage its inventory; the company’s ability to successfully integrate the acquired business of Haas Group Inc. in a timely fashion; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; risks associated with the company’s rapid expansion; the company’s suppliers’ ability to provide it with the products the company sells in a timely manner, in adequate quantities and/or at a reasonable cost; the company’s ability to maintain effective information technology systems; the company’s ability to retain key personnel; risks associated with the company’s international operations; fluctuations in the company’s financial results from period-to-period; risks associated with assumptions the company makes in connection with its critical accounting estimates and legal proceedings; the company’s ability to effectively compete in its industry; environmental risks; risks related to the handling, transportation and storage of chemical products; the company’s dependence on third-party package delivery companies; risks related to the aerospace industry and the regulation thereof; risks related to the company’s indebtedness; and other risks and uncertainties.

The foregoing list of factors is not exhaustive. The reader should carefully consider the foregoing factors and the other risks and uncertainties that affect the company’s business, including those described in Wesco Aircraft’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission. All forward-looking statements included in this news release (including information included or incorporated by reference herein) are based upon information available to the company as of the date hereof, and the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact Information

Jeff Misakian

Vice President, Investor Relations

661-362-6847

Jeff.Misakian@wescoair.com